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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Stock Option Plan for Non-Employee Directors of Interpore International and to the incorporation by reference therein of our report dated February 5, 2002, with respect to the consolidated financial statements and schedule of Interpore International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP




Orange County, California
August 12, 2002